UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT		59116
(Address of Principal Executive Offices)		(Zip Code)

(406) 255-5390
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on April 8, 2019, First Interstate BancSystem, Inc. (“First Interstate”) and First Interstate Bank completed their previously announced acquisition of Idaho Independent Bank, an Idaho chartered bank (“IIBK”), pursuant to the Agreement and Plan of Merger, dated as of October 11, 2018 (the “IIBK Merger Agreement”), by and among First Interstate, First Interstate Bank and IIBK.  Under the terms of the IIBK Merger Agreement, IIBK merged with and into First Interstate Bank (the “IIBK Merger”), with First Interstate Bank being the surviving bank of the IIBK Merger.

Under the terms and subject to the conditions of the IIBK Merger Agreement, at the effective time of the IIBK Merger, holders of IIBK common stock became entitled to receive, for each share of IIBK common stock issued and outstanding, 0.50 shares of First Interstate Class A common stock. No fractional shares of First Interstate Class A common stock were issued in the IIBK Merger. Any fractional share of First Interstate common stock will be paid at the rate of $40.67 per share.

Also on that date, as previously disclosed, First Interstate and First Interstate Bank completed their previously announced acquisition of Community 1st Bank, an Idaho chartered bank (“CMYF”), pursuant to the Agreement and Plan of Merger, dated as of October 11, 2018 (the “CMYF Merger Agreement”), by and among First Interstate, First Interstate Bank and CMYF.  Under the terms of the CMYF Merger Agreement, CMYF merged with and into First Interstate Bank (the “CMYF Merger”), with First Interstate Bank being the surviving bank of the CMYF Merger.

Under the terms and subject to the conditions of the CMYF Merger Agreement, at the effective time of the CMYF Merger, holders of CMYF common stock became entitled to receive, for each share of CMYF common stock issued and outstanding, 0.3784 shares of First Interstate Class A common stock. No fractional shares of First Interstate Class A common stock were issued in the CMYF Merger. Any fractional share of First Interstate common stock will be paid at the rate of $40.67 per share.

Under Idaho law, the former shareholders of IIBK and CMYF have the right to dissent from the merger and obtain payment of the cash appraisal fair value of their shares.  A copy of the provisions regarding the dissenters’ rights was included in the proxy statement/prospectus distributed to shareholders as part of each transaction.  Under Idaho law, only those shareholders that voted against the merger are entitled to dissenters’ rights.  The expiration date for the former shareholders of IIBK and CMYF to exercise their dissenter’s rights is May 8, 2019.  If a former IIBK or CMYF wishes to waive its dissenter’s rights and receive the applicable merger consideration before May 8, 2019, such shareholder should contact their broker directly for instructions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.

Dated: April 12, 2019	By:	/s/ Marcy D. Mutch
Marcy D. Mutch
EVP and Chief Financial Officer